UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2015

DESTINATION MATERNITY CORPORATION

(Exact name of Registrant as specified in Charter)

Delaware	0-21196	13-3045573
(State or Other Jurisdiction of Incorporation or Organization)	Commission File number	(I.R.S. Employer Identification Number)

232 Strawbridge Drive

Moorestown, NJ 08057

(Address of Principal Executive Offices)

(856) 291-9700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Compensatory Arrangements of Certain Officers

Management Incentive Program for the 2015 Fiscal Year

On March 3, 2015, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Destination Maternity Corporation (the “Company”) established the performance goals for the annual cash bonus opportunity under the Company’s Management Incentive Program (the “MIP”) for the 2015 fiscal year for each of Anthony M. Romano, the Company’s Chief Executive Officer, Christopher F. Daniel, the Company’s President, Judd P. Tirnauer, the Company’s Executive Vice President & Chief Financial Officer, and Ronald J. Masciantonio, the Company’s Executive Vice President & Chief Administrative Officer (each, an “Executive”). The Company’s 2015 fiscal year ends on January 30, 2016.

For each of the annual cash bonus awards, the performance goals are specified levels of “Adjusted EBITDA,” which represents earnings before interest, taxes, depreciation and amortization, adjusted to exclude the impact of: (a) loss on impairment of tangible or intangible assets; (b) gain or loss on disposal of assets; (c) gain or loss from the early extinguishment, redemption or repurchase of debt; and (d) stock-based compensation expense. The Committee also determined that “Adjusted EBITDA” will be adjusted to exclude: (i) any expenses incurred by the Company in connection with certain extraordinary, unusual or infrequently occurring events reported in the Company’s public filings (which includes, for the 2015 fiscal year, any expenses incurred by the Company in connection with the relocation of its corporate headquarters and distribution center facilities); and (ii) the impact of any changes to accounting principles that become effective during the 2015 fiscal year.

The following table sets forth the minimum, threshold, target and maximum annual cash bonuses payable to each Executive upon achievement of the specified levels of Adjusted EBITDA set by the Committee under the MIP and pursuant to each Executive’s currently effective employment agreement. For each Executive this table calculates the minimum, threshold, target and maximum annual cash bonuses using current base salary rates of each Executive. Note, however, that actual cash bonus amounts paid will be based on the base salary rates of each Executive in effect on April 1, 2015. For Mr. Romano, any cash bonus earned by Mr. Romano for the 2015 fiscal year (and for such 2015 fiscal year only) will be multiplied by 1.33 at the time of payout (for example only, a target bonus payout (which would typically be $825,000) would be $1,097,250).

Executive	Target Bonus Opportunity (% of Base Salary)	Minimum ($)	Threshold ($)	Target ($)	Maximum ($)
Anthony M. Romano (1)	100%	0	412,500	825,000	1,650,000
Christopher F. Daniel	70%	0	187,250	374,500	749,000
Judd P. Tirnauer	60%	0	121,500	243,000	486,000
Ronald J. Masciantonio	60%	0	117,000	234,000	468,000

(1)	After the 1.33 times adjustment referred to above for Mr. Romano, his threshold payout would be $548,625, his target payout would be $1,097,250 and his maximum payout would be $2,194,500.

In the event of termination of employment under certain circumstances during the 2015 fiscal year, in accordance with each of their respective employment agreements, each Executive would be entitled to a pro-rata payout of his annual cash bonus (determined with reference to the actual performance of the Company for the full fiscal year).

Cash incentives potentially payable under the MIP to the Executives with respect to the Company’s 2015 fiscal year are intended to constitute “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code (“Section 162(m)”). Because payouts under the MIP depend on future corporate performance, the actual amounts the Company will pay under the MIP for the 2015 fiscal year are not yet determinable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: March 9, 2015	DESTINATION MATERNITY CORPORATION

	By:	/s/ Judd P. Tirnauer
Judd P. Tirnauer
Executive Vice President & Chief Financial Officer